UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 8, 2010

PAB BANKSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	000-25422	58-1473302
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 North Valdosta Road, Valdosta, Georgia 31602
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code  (229) 241-2775

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 9, 2010, PAB Bankshares, Inc. (the “Company”) issued a press release announcing its financial results for the three months and full-year ended December 31, 2009 (the “Press Release”).  The Press Release, including financial tables, is furnished herewith as Exhibit 99.1 to this report.  On March 12, 2009 at 10:00 AM Eastern, the Company intends to hold a conference call and webcast to discuss its financial results as reported in the Press Release.  Instructions on how to access the conference call and webcast are included in the Press Release.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 8, 2010, following approval by the shareholders of the Company at a Special Meeting of Shareholders held on January 26, 2010 and in accordance with the Georgia Business Corporation Code, the Company filed Articles of Amendment with the Secretary of State of Georgia for the purpose of amending its Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, no par value per share, from 98,500,000 shares to 300,000,000 shares and to increase the number of authorized shares of the Company’s preferred stock, no par value per share, from 1,500,000 shares to 10,000,000 shares.

Pursuant to General Instruction F to the Securities and Exchange Commission’s Current Report on Form 8-K, the Articles of Amendment attached to this Report as Exhibit 3.1, are incorporated into this Item 5.03 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

The following exhibits are furnished herewith:

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of PAB Bankshares, Inc., effective March 8, 2010.

99.1	Press Release dated March 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAB BANKSHARES, INC.
(Registrant)

Date:           March 9, 2010                                                 /s/ Nicole S. Stokes
(Signature)
Nicole S. Stokes
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Number	Description

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of PAB Bankshares, Inc., effective March 8, 2010.

99.1	Press Release dated March 9, 2010.